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                                                                   EXHIBIT N(12)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Post Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 33-60967), for the CG Variable Life Insurance Separate Account A, of the following reports:

        1. Our report dated February 28, 2005 on our audits of the statutory financial statements of Connecticut General Life Insurance Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004.

        2. Our report dated April 20, 2005 on our audits of the financial statements of the CG Variable Life Insurance Separate Account A as of December 31, 2004 and for each of the three years in the period ending December 31, 2004.

We also consent to the references to our Firm under the headings "Experts" in such registration statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
May 31, 2005